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                                                                   EXHIBIT 10.25


        [SPENCER TRASK SECURITIES INCORPORATED LETTERHEAD APPEARS HERE]

August 20, 1998

Axxess, Inc.
201 Park Place, Suite 321
Altamonte Springs, FL 32701
Attention: Kevin A. Lichtman, President and Chairman

Gentlemen:

     This is to acknowledge and confirm the terms of our corporate finance agreement (the "Agreement") as follows:

     (1) Axxess, Inc., a Nevada (the "Company"), hereby engages Spencer Trask Securities Incorporated (the "Advisor") and the Advisor hereby agrees to render services to the Company as its corporate finance consultant, financial advisor and investment banker.

     (2) During the term of this Consulting Agreement, the Advisor shall provide advice to, and consult with, the Company concerning financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations and shall review and advise the Company regarding its overall progress, needs and financial condition. The Advisor is not obligated to devote any specific amount of time to providing advice and consultation to the Company.

     (3) The Company shall compensate the Advisor as follows: $10,000 initial retainer fee upon signing of this Agreement and, within ten (10) days of signing this Agreement, five-year warrants to purchase 200,000 shares of the Company's common stock at an exercise price equal to the lesser of $0.50 or 50% of the average closing price during the five (5) business days prior to the date of this Consulting Agreement; plus payments in the sum of $5,000 on the first day of each month of the term of this Consulting Agreement commencing with the month of September, 1998; plus contingency payments in event of certain transactions, as set forth below. Payment of the initial retainer fee and subsequent monthly fees due to the Advisor may be deferred, at the Company's option, until the closing date of a Transaction with a party introduced to the Company or contacted by Spencer Trask or the Company during the term (as hereinafter defined) or the receipt by the Company of additional funding in the amount of $500,000 or more. The Company shall also reimburse the Advisor, promptly upon receipt of invoices therefor, for out-of-pocket expenses incurred in connection with its services hereunder. Said expenses shall not exceed $500 in any 30 day period of the term unless approved in writing by an officer or director of Axxess. In the event the Company fails to pay the fees as set forth herein, the Company will pay all costs and expenses incurred by the Advisor in connection with recovering such fees, plus interest at ten percent per annum from the date the fees were due to the date actually paid. Should the Advisor assist in raising financing for the Company, such services will be subject to engagement terms separate from this Agreement.

     (4) If any Transaction (as hereinafter defined) is consummated during the Term or within two years after the end of the Term with a party introduced to the Company or contacted by Spencer Trask or the Company during the Term, the Company shall pay Spencer Trask or cause Spencer Trask to be paid, at the closing of each such Transaction, a cash fee equal to the sum of: (a) five percent (5%) of the first two million dollars of the aggregate consideration of a Transaction (the "Aggregate Consideration"), (b) four percent (4%) of the second two million dollars or portion thereof, (c) three percent (3%) of the third million dollars or portion therof, and (d) two and one and one-half



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percent (2 1/2%) of the balance of the Aggregate Consideration. Aggregate
Consideration is defined and computed as follows:

A. The total sale proceeds and other consideration received (which shall be deemed to include amounts paid into escrow) by the Company and/or its shareholders or by a Target and/or its shareholders upon the consummation of the Transaction (including payments made in installments), inclusive of cash, securities, notes, consulting agreements and agreements not to compete, plus the total value of liabilities assumed.

B. If a portion of such consideration includes contingency payments (whether or not related to future earnings or operations), Aggregate Consideration will include 75% of the face value of such payments without regard to whether the conditions for the payment of such contingent amounts have been or may be satisfied.

C. If the Aggregate Consideration for the Transaction consists in whole or in part of securities, for the purposes of calculating the amount of Aggregate Consideration, the value of such securities will be the value therof on the day preceding the consummation of the Transaction as the Company and Spencer Trask agree; provided, however, that in the case of securities for which there is a public trading market, the value will be determined by the average last sales price for such securities for the last twenty days prior to such consummation as determined by Spencer Trask and communicated by Spencer Trask to the Company. If there is no public trading market for such securities or other property received or receivable as a part of the Aggregate Consideration and the parties are unable to agree, then each of Spencer Trask and the Company will select an investment banking firm respected in the merger and acquisition field to determine a value and the midpoint between the two values established by the two independent experts will be the fair market value for the purpose hereof.

For the purposes of this agreement, any of the following transactions shall constitute a "Transaction": (a) the sale, outside of the ordinary course of business, of the Company or any of its assets, securities, or business by means of a merger, consolidation, joint venture, exchange offer or purchase or sale of stock or assets, or any transaction resulting in any change of control of the Company or its assets or business; or (b) the purchase by the Company, outside of the ordinary course of business, of another company or any of its assets, securities or business by means of a merger, consolidation, joint venture, exchange offer or purchase or sale of stock or assets.

     (5)  The term of this Consulting Agreement shall be until August 10, 1999.

     (6) The Advisor will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secret or other information designated as confidential by the Company which is acquired by the Advisor in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists and marketing plans). Any financial advice rendered by the Advisor pursuant to this Consulting Agreement may not be disclosed publicly in any manner without the prior written approval of the Advisor.




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     (7)  The Company agrees to indemnify and hold the Advisor, its affiliates, control persons, officers, employees and agents (collectively, the "Indemnified Persons") harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) joint and several, arising out of the performance of this Agreement, whether or not the Advisor is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that the Advisor engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and the Company shall perform its obligations hereunder to reimburse the Advisor for its expenses).

     If for any reason the foregoing indemnification is unavailable to the Advisor or such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Advisor or such other Indemnified Person as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Advisor or such other Indemnified Person on the other hand, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by the Advisor and any other Indemnified Person hereunder exceed the amount of fees actually received by the Advisor pursuant to this Consulting Agreement. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Advisor and any other Indemnified Person.

     The provisions of this paragraph (7) shall survive the termination and expiration of this Consulting Agreement.

     (8) This Consulting Agreement is not assignable and cannot be modified or changed, nor can any of its provisions be waived, except be written agreement signed by all parties. The Finder's Agreement dated as of July 2, 1998 between the parties hereto remains in full force and effect provided, however, that in the event that there are conflicts between the terms of said Finder's Agreement and this Consulting Agreement, the terms of this Consulting Agreement shall govern.

     (9) This Consulting Agreement shall be governed by the laws of the State of New York.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us with payment of the initial retainer fee at your earliest convenience.

Very truly yours,                           Accepted and Agreed:

SPENCER TRASK SECURITIES, INC.              AXXESS, INC.


By:                                         By: /s/ Kevin A. Lichtman
   --------------------------------            ---------------------------------
       William P. Dioguardi                         Kevin A. Lichtman
       President                                    President & Chairman


Date:                                       Date:   8-31-98
     ------------------------------              -------------------------------


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                              FINDER'S AGREEMENT
                              ------------------

This agreement (the "Agreement") is entered into as of July 2, 1998 between Axxess, Inc., a _______________corporation (the "Company") and Spencer Trask Securities, Inc., a Delaware corporation ("Finder").

                                   RECITALS
                                   --------


   WHEREAS, Finder represents that it will endeavor to introduce the Company to one or more Targets (as defined in Section 2 (b) below) who may be interested in engaging in a business combination or financing arrangement with the Company which may include an investment in the securities of or loan to a Target, or a merger or purchase of some or all of the stock or assets of a Target (singularly and in combination, a "Transaction"); and

   WHEREAS, the Company desires to engage the services of Finder to provide an introduction to such Targets in accordance with the terms and conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

   NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Company engages Finder as one of the Company's non-exclusive finders, to find Targets interested in effecting a Transaction. Finder will endeavor to introduce the Company to such targets.

     2. (a) In order to coordinate the Company's and Finders respective efforts during the period of engagement hereunder, Finder will obtain the Company's consent prior to contacting potential Targets. The Company will promptly inform Finder whether it is interested in being introduced to such potential Targets. If so, Finder will introduce representatives of the Company to representatives of such Targets.

        (b) For the purposes of this Agreement, "Targets" shall, mean individuals or entities introduced to the Company by Finder; in this connection, Vector Index Advisors, Inc. is specifically acknowledged as a Target that has been introduced to the Company by Finder.

     3. In the event of a consummated Transaction, the Company shall pay to Finder a fee as follows:

     (a) 5% of the first $2,000,000 or portion thereof of the consideration paid in such transaction; plus

     (b) 4% of the next $2,000,000 or portion thereof of the consideration paid in such transaction; plus
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     (c) 3% of the next $2,000,000 or portion thereof of the consideration paid in such transaction; plus

     (e) 2.5% of any consideration paid in such transaction in excess of $6,000,000


     "Consideration paid in such transaction" for purposes of this Agreement shall mean the value of a) all consideration, including proceeds of investments and loans, paid to a Target and/or the stockholders of a Target in connection with a Transaction, including cash, securities or other consideration exchanged or paid at closing; assumption of debt; and any deferred payments including without limitation notes, contingent payments, license fees or royalty payments; and b) the aggregate amount of any investment made by the Company and a Target in a joint venture.

Payment of the applicable fee as set forth above will be made at the closing of the related Transaction. The fee shall be payable in cash or in kind (i.e. the same form of consideration received by a Target and/or its stockholders), and any consideration other than cash which is paid in the consummated Transaction shall be valued at its fair market value.

     In the event that any fees due Finder are not paid when due, the Company shall also be liable to Finder for interest on the amount due at the annual rate of three percent over the prime rate, accruing on a daily basis from the date of closing, plus all of Finder's reasonable legal fees and expenses in connection with collection of said fees.

     4. This Agreement shall remain in full force and effect for a period of twelve (12) months after the date hereof; provided, however, that Finder shall be entitled to receive the full fee set forth in paragraph 3 hereof in the event discussions are held with a Target during the term of this agreement and a Transaction or other business arrangement is consummated with such Target within eighteen months years from the expiration of this Agreement.

     5. The Company shall not be liable for any retainers, costs, expenses or other charges incurred by Finder or third parties at the request of Finder unless the Company has authorized such costs or expenses in writing, except for out-of-pocket expenses of Finder not in excess of $1,000 in connection with its services pursuant to this Agreement, which expenses shall be paid upon invoicing.

     6. (a) Finder is an independent contractor and financial advisor and is not an employee or agent of the Company and it shall have no authority to bind the Company in any manner whatsoever.

        (b) The Company acknowledges that Finder has not done any due diligence with respect to any Target and that Finder makes no representations whatsoever with respect to any Target (including without limitation its financial condition or its ability to perform any obligations to which it is or may become bound), and the Company expressly agrees that Finder shall have no liability whatsoever in connection with any Transaction it may enter into with a Target.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principles.



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     8. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both Finder and the Company.

     9. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement may not be assigned except upon the prior written consent of the other party to this Agreement.

     10. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):

     Finder.       Spencer Trask Securities, Inc.
                   535 Madison Avenue, 18th Floor
                   New York, NY 10022
                   Attention: William P. Dioguardi, President

     Company:      Axxess, Inc.
                   201 Park Place, Ste 321
                   Altamonte Springs, FL 32701
                   Attention: Kevin A. Lichtman, President and Chairman

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

AXXESS, INC.                           SPENCER TRASK SECURITIES, INC




By:                                    By:
   --------------------------             ---------------------------------
      Kevin A. Lichtman                       William P. Dioguardi
      President & Chairman                    President




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